Exhibit 10.16

PROMISSORY NOTE
(SPRINGHILL SUITES)

$11,220,000April 21, 2014

FOR VALUE RECEIVED, the undersigned, PHG SAN ANTONIO, LLC, a Georgia limited liability company ("Maker") the principal place of business of which is 5607 Glenridge Drive, Suite 430, Atlanta, Georgia 30342, promises to pay to the order of LMREC III HOLDINGS III, INC., a Delaware corporation ("Lender"), having its principal office at 350 South Beverly Drive, Suite 300, Beverly Hills, California 90212, or at such other place as Lender may designate to Maker in writing from time to time, the principal amount of Eleven Million Two Hundred Twenty Thousand Dollars ($11,220,000) in lawful money of the United States of America (the "Loan"), with interest thereon to be computed on the disbursed and unpaid principal balance at the "Note Rate" (as defined below), adjusted with respect to each Interest Period (as defined below), together with all other amounts due hereunder and under the other Loan Documents (as defined in the Security Instrument (as defined below)), and to be paid in installments as set forth in this Note.  Initially capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the certain Deed of Trust, Security Agreement and Financing Statement encumbering, inter alia, that certain real property (together with the buildings, structures and other improvements now or hereafter located thereon) located in the City of San Antonio, State of Texas (the "Security Instrument") from Maker to Lender, dated as the date hereof.

1.TERMS OF PAYMENT

(a)(i)Maker shall deliver to Lender (A) on the date the proceeds of the Loan are advanced to or for the benefit of Maker (the "Initial Funding Date"), a payment of interest only for the period from and including the Initial Funding Date through and including May 31, 2014 and (B) thereafter, commencing on July 1, 2014 (the "First Payment Date") and on each Payment Date (as hereinafter defined) thereafter throughout the term of the Loan, monthly payments of interest in arrears.  As used herein, "Payment Date" means the First Payment Date and the first day of each calendar month thereafter throughout the term of the Loan and "Monthly Payment" means each payment of interest and principal (if any) due on each Payment Date throughout the term of the Loan

(ii)In addition to payments of interest as set forth in Section (1)(a)(i), payments of principal shall be due and payable by Maker on May 1, 2016, and on each Payment Date thereafter, in the amounts set forth on Schedule 1(a)(ii) attached hereto and incorporated herein by this reference.

(b)Unless extended pursuant to Section 1(g) hereof, the unpaid principal amount, together with all accrued and unpaid interest thereon, the "Exit Fee" (as defined below) and any and all accrued and unpaid sums under the Loan Documents shall be due and payable on May 1, 2018 (the "Maturity Date").  Interest on the principal amount of this Note shall be calculated on the basis of a 360-day year and based on the actual number of days elapsed for any period in which interest is being calculated.  Solely for the purpose of making any payment hereunder, but

LM[Springhill Suites]

not for the purpose of calculating the amount thereof or the application/allocation thereof to principal and interest, if the first (1st) day of a given month is not a business day, then the Payment Date for such month shall be the next succeeding business day.  All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

(c)Payments in federal funds immediately available at the place designated for payment received by Lender prior to 2:00 p.m. New York time on a day on which Lender is open for business at said place for payment shall be credited prior to close of business.  Other payments may, at the option of Lender, not be credited until immediately available to Lender in federal funds at the place designated for payment prior to 2:00 p.m. New York time on a day on which Lender is open for business at said place for payment.  Each such monthly installment shall be applied first, to the payment of accrued interest, second, to any amounts hereafter advanced by Lender hereunder or under any other Loan Document, third, to any late fees, fourth, to other amounts payable to Lender, and, last, to reduction of principal.

(d)The term "Note Rate" as used in the Loan Documents and this Note shall mean an interest rate equal to the sum of the following, rounded up to the nearest one-eighth percent (1/8%): (i) the greater of (A) one thousand five hundred twenty-two ten-thousandths percent (0.1522%) per annum, or (B) LIBOR (as defined herein), plus (ii) six and one-quarter percent (6.25%) per annum.  The term "LIBOR" means the rate per annum which is equal to the London Interbank Offered Rate reported from time to time by Telerate News Service which is reported as of such date on page 3750, at which foreign branches of major United States banks offer United States dollar deposits to other banks for a one-month period in the London interbank market at approximately 11:00 a.m., London time, on the first calendar day of the applicable month, or if such day is not a Eurodollar Business Day (as defined herein), the first succeeding Eurodollar Business Day.  If such interest rate shall cease to be available from Telerate News Services, LIBOR shall be determined from such financial reporting service as Lender shall reasonably determine and use with respect to Lender's other loan facilities on which interest is determined on LIBOR.  If two or more such rates appear on Telerate page 3750 or other applicable pages, the rate in respect of such Interest Period will be the arithmetic mean of such offered rates, absent manifest error.  The term "Eurodollar Business Day" means any day other than a Saturday, Sunday or other day on which banks in New York, New York are authorized or required to close but excluding therefrom any day on which commercial banks are not open for dealings in U.S. dollar deposits in the London interbank market.  The term "Interest Period" means the period from and including the first day of each calendar month during the term of the Loan through and including the last day of the same calendar month.

(e)For each Interest Period, Lender shall calculate the interest payable for such Interest Period at the Note Rate on the unpaid principal balance as of the first Eurodollar Business Day of the Interest Period, and no adjustments to such payment amount shall be made on account of principal payments made during the Interest Period after the first Eurodollar Business Day thereof; provided, however, that in all events, adjustments to such payment amount shall be made on account of disbursements from the Reserves made during the Interest Period after the first Eurodollar Business Day therefor.  Lender's determination of LIBOR as in effect from time to time, and Lender's calculations of interest payable for an Interest Period, shall be conclusive and binding absent manifest error.

(f)Maker shall pay all costs as of the date hereof in connection with Lender obtaining a twenty-four (24) month interest rate cap, to the benefit of Lender at the one (1) month LIBOR estimated benchmark of (i) one percent (1.0%) for the first twelve (12) months of the initial term of the Loan, and (ii) two percent (2.0%) for the subsequent twelve (12) months of the initial term of the Loan, each with a notional amount equal to the principal amount of the Loan, and otherwise with terms acceptable to Lender in Lender's sole discretion (the “Initial Cap”).  Within one hundred eighty (180) days prior to the expiration of the Initial Cap, Maker shall purchase for the benefit of Lender a replacement interest rate cap for the remainder of the initial term of the Loan, with a notional amount equal to the principal amount of the Loan and other terms (including a one (1) month LIBOR estimated benchmark) acceptable to Lender in Lender's sole discretion.  Maker shall indemnify Lender from and against any loss, cost, expense, charge or penalty which Lender may sustain or incur as a consequence of a breach, default or termination of any interest rate swap, rate cap transaction, rate floor transaction, rate collar transaction or similar transaction governing any amounts disbursed hereunder resulting from Maker's prepayment of any amount hereunder.  A certificate from Lender as to the amount of any such loss or expense to Lender, furnished to Maker by Lender, together with such documentation as may be reasonably requested by Maker to evidence such loss or expense, shall be conclusive and binding upon Maker in the absence of demonstrable error in the information on which such certificate is based.

(g)Maker shall have one (1) option to extend the Maturity Date until twelve (12) months after the  Maturity Date (the "Extension Term"), provided that Maker's right to exercise such option shall be subject to and conditioned on Maker's satisfaction of all of the following terms and conditions:

(i)Maker shall deliver to Lender a notice (the "Extension Notice"), not earlier than ninety (90) days prior to the Maturity Date, nor later than forty-five (45) days prior to the Maturity Date, of Maker's election to extend the Maturity Date as permitted in this Section 1(g), which election shall be irrevocable.

(ii)No Default or Event of Default shall have occurred and shall remain uncured (as of the date of the Extension Notice or as of the date on which the Extension Term would commence).

(iii)All of the representations and warranties of Maker or any indemnitor or guarantor contained in the Loan Documents shall be true, accurate and complete in all material respects as of the date any Extension Notice is given and as of the date on which the Extension Term would commence (as if all such representations and warranties were remade as of the date the Extension Notice is given and as of the date on which the Extension Term would commence and Maker's delivery of any Extension Notice shall be deemed to be a remaking and reaffirmation of all of such representations and warranties as of such date).

(iv)Maker shall deliver to Lender an endorsement or written continuation of the title insurance policy issued to Lender as of the date hereof insuring the priority of the lien of the Security Instrument, showing that on the commencement date of the Extension Term, title to the Property covered by such title insurance policy is vested in Maker and that no exceptions to title to the Property exist, other than those exceptions either (1) set forth in the original title insurance policy issued to Lender by the title company as of the date hereof, or (2) subsequently approved by Lender expressly in writing.

(v)Maker shall deliver to Lender (and, at Lender's request, cause to be recorded or filed, as applicable) any and all such other items as Lender may reasonably require to confirm or assure the liens and security interests of Lender in the Property (as defined in the Security Instrument) continue to be valid and enforceable first priority liens and security interests securing the Indebtedness, including without limitation, legal opinions, UCC searches, supplemental environmental or engineering reports, consultant's reports, opinions, modifications or extension agreements and other documentation, all at no cost to Lender.

(vi)As of the effective date of the Extension Term, there shall be no existing law, rule, regulation or guideline applicable to Lender, this Loan transaction or the Property prohibiting or precluding Lender's modification or extension of the Loan or otherwise adversely affecting the validity and enforceability of the Loan Documents.

(vii)Maker shall pay any and all fees and charges incurred in connection with the extension of the Maturity Date, including without limitation, reasonable attorneys' fees and disbursements incurred by Lender and fees and expenses relating to the examination of title, title insurance premiums, surveys, and recording costs, documentary, transfer or other similar taxes and revenue stamps.

(viii)Maker shall pay to Lender concurrently with the delivery of the Extension Notice an extension fee in an amount equal to One Hundred Twelve Thousand Two Hundred Dollars ($112,200).

(ix)Maker shall deliver to Lender evidence, satisfactory to Lender in all respects, that the Debt Service Coverage Ratio (as defined in the Lockbox Agreement), as determined by Lender in its sole and absolute discretion, is equal to or greater than 1.20.

(x)Maker shall pay all costs in connection with Lender obtaining an interest rate cap (fully covering the Extension Term), to the benefit of Lender, with terms (including without limitation, a LIBOR "benchmark") acceptable to Lender in Lender's sole but reasonable discretion.

2.PREPAYMENT

During the first partial calendar month of the term of this Loan (if any), and through and including the later to occur of (x) October 21, 2015, and (y) the date which is six (6) months after the entire amount of the Additional Renovation Reserve Amount has been funded into the Renovation Reserve (collectively, the "Early Prepayment Period"), Maker may prepay the Loan in full but not in part so long as (i) Maker gives to Lender not less than thirty (30) days and not more than ninety (90) days prior written notice to Lender specifying the date on which prepayment is to be made (the "Early Prepayment Date") and (ii) upon prepayment of:  (a) all accrued interest to and including the Early Prepayment Date; (b) LIBOR breakage costs, if any, if the Early Prepayment Date is not a Payment Date; (c) the Yield Maintenance; (d) the Exit Fee; and (e) all other sums due under this Note and the other Loan Documents.  Thereafter, Maker may prepay the Loan in whole, but not in part upon not less than thirty (30) days and not more than ninety (90)

days prior written notice to Lender specifying the date on which prepayment is to be made (the "Prepayment Date") and upon prepayment of:  (A) all accrued interest to and including the Prepayment Date; (B) LIBOR breakage costs, if any, if the Prepayment Date is not a Payment Date; (C) the Exit Fee; and (D) all other sums due under this Note and the other Loan Documents.  Notwithstanding anything contained herein or in the other Loan Documents to be contrary, if Maker gives Lender notice of Maker's intention to prepay the Loan and thereafter Maker does not prepay the Loan in full on the designated Early Prepayment Date or the Prepayment Date, as applicable, such failure shall not constitute a Default by Maker, and then Maker shall pay to Lender a fee in an amount equal to Five Hundred Dollars ($500) concurrently with any notice of prepayment subsequent to the first notice of prepayment delivered to Lender pursuant to the terms of this Section 2.  For purposes of this Section 2, the following initially capitalized terms used herein shall have the following meanings:

"Yield Maintenance" means an amount equal to the interest rate spread of six and one-quarter percent (6.25%) plus LIBOR as determined on the Early Prepayment Date (but in no event less than the LIBOR floor of 0.1522%) on the outstanding principal balance of the Loan so prepaid from the Early Prepayment Date through and including the later to occur of (i)  October 21, 2015, and (ii) the date which is six (6) full calendar months after the entire  amount  of the Additional Renovation Reserve Amount has been funded into the Renovation Reserve.

"LIBOR breakage costs" shall mean any interest, fees, costs, expenses, charges, claims, damages and liabilities suffered or incurred by Lender to lenders of funds obtained by Lender in order to maintain the Note Rate based on LIBOR.

3.EXCULPATION

(a)Notwithstanding anything in the Loan Documents to the contrary, but subject to the qualifications hereinbelow set forth, Lender agrees that:

(i)Maker shall be liable upon the indebtedness evidenced hereby and for the other obligations arising under the Loan Documents to the full extent (but only to the extent) of the security therefor, the same being the Property.

(ii)Judicial or other proceedings brought by Lender against Maker upon an Event of Default shall be limited to the preservation, enforcement and foreclosure, or any thereof, of the liens, security titles, estates, assignments, rights and security interests now or at any time hereafter securing the payment of this Note and/or the other obligations of Maker under the Loan Documents, and, except with respect to the liability described below in this Section 3, no judgment, attachment, execution or other writ of process shall be sought, issued or levied upon any assets, properties or funds of Maker other than the Property.

In the event of a foreclosure of such liens, security titles, estates, assignments, rights or security interests securing the payment of this Note and/or the other obligations of Maker under the Loan Documents, no judgment for any deficiency upon the indebtedness evidenced hereby shall be sought or obtained by Lender against Maker, except with respect to the liability described below in this Section 3;  PROVIDED,  HOWEVER,  THAT, NOTWITHSTANDING THE FOREGOING PROVISIONS OF THIS SECTION 3, MAKER SHALL BE FULLY AND

PERSONALLY LIABLE (AND SUBJECT TO LEGAL ACTION) FOR PAYMENT AND PERFORMANCE OF EACH OF THE FOLLOWING:

(A)for all obligations set forth in the Loan Documents, including without limitation the payment of all principal, interest, and other amounts under this Note, upon any fraud or intentional misrepresentation by Maker, any guarantor or any indemnitor of the Loan, or any principals, officers, or managers of Maker, any guarantor, or any indemnitor, or any agent or employee or any other person authorized to make statements, representations or disclosures on behalf of Maker, the manager of Maker, any guarantor or any indemnitor; provided, however, that any such fraud or intentional misrepresentation by Maker’s agents, employees or third parties shall not result in liability under this paragraph (A) unless the agent, employee or other third party was acting within the scope of his or her authority or at the direction of Maker, any of its principals, officers or managers, any guarantor or any indemnitor;

(B)for any and all Losses (as defined below) incurred or suffered by Lender and arising out of or in connection with the intentional failure to disclose a material fact in connection with (i) that certain Mortgage Loan Application dated January 31, 2014, (ii) the Loan, (iii) the Property, or (iv) any documents, instruments, statements, certificates or other information submitted (whether submitted orally or in writing) to Lender (at any time) in connection with any of the foregoing, in each case by Maker, any guarantor or any indemnitor of the Loan, or any principals, officers, or managers of Maker, any guarantor, or any indemnitor or any agent or employee or any other person authorized to make statements, representations or disclosures on behalf of Maker, the manager of Maker, any guarantor or any indemnitor; provided, however, that any such intentional failure to disclose a material fact by Maker’s agents, employees or third parties shall not result in liability under this paragraph (A) unless the agent, employee or other third party was acting within the scope of his or her authority or at the direction of Maker, any of its principals, officers or managers, any guarantor or any indemnitor;

(C)for all obligations set forth in the Loan Documents, including, without limitation, the payment of all principal, interest, and other amounts under this Note, upon any intentional misapplication or any misappropriation of any proceeds paid under any insurance policies (or paid as a result of any other claim or cause of action against any person or entity) by reason of damage, loss or destruction to all or any portion of the Property which, under the terms of the Loan Documents, should have been delivered to Lender; provided, however, that any such intentional misapplication or any misappropriation of any proceeds paid under any insurance policies (or paid as a result of any other claim or cause of action against any person or entity) by reason of damage, loss or destruction to all or any portion of the Property shall not result in liability under this paragraph (C) unless Maker fails to deposit funds (in an amount equal to the funds so misapplied or misappropriated, from funds other than those generated from the operation of the Property) with Lender on or before fifteen (15) days after the earlier to occur of (x) Maker’s discovery, or (y) receipt of written notice from Lender, of such intentional misapplication or any misappropriation.  Notwithstanding anything to the contrary contained herein, Maker shall have no liability under this paragraph (C) for the payment of Yield Maintenance in the event Maker transfers the Property to Lender pursuant to a deed-in-lieu agreement in form and substance acceptable to Lender in Lender’s sole but reasonable discretion;

(D)for all obligations set forth in the Loan Documents, including, without limitation, the payment of all principal, interest, and other amounts under this Note, upon any intentional misapplication or any misappropriation of any proceeds or awards resulting from the condemnation or other taking in lieu of condemnation of all or any portion of the Property, or any of them which, under the terms of the Loan Documents, should have been delivered to Lender; provided, however, that any such intentional misapplication or any misappropriation of any proceeds or awards resulting from the condemnation or other taking in lieu of condemnation of all or any portion of the Property, or any of them shall not result in liability under this paragraph (D) unless Maker fails to deposit funds (in an amount equal to the funds so misapplied or misappropriated, from funds other than those generated from the operation of the Property) with Lender on or before fifteen (15) days after the earlier to occur of (x) Maker’s discovery, or (y) receipt of written notice from Lender, of such intentional misapplication or any misappropriation.  Notwithstanding anything to the contrary contained herein, Maker shall have no liability under this paragraph (D) for the payment of Yield Maintenance in the event Maker transfers the Property to Lender pursuant to a deed-in-lieu agreement in form and substance acceptable to Lender in Lender’s sole but reasonable discretion;

(E)for all obligations set forth in the Loan Documents, including, without limitation, the payment of all principal, interest, and other amounts under this Note, upon any intentional misapplication or any misappropriation of any Tenant security deposits or other refundable deposits paid to or held by Maker or any other person or entity in connection with Leases of all or any portion of the Property which are not applied in accordance with the terms of the applicable Lease or other agreement; provided, however, that any such intentional misapplication or any misappropriation of any Tenant security deposits or other refundable deposits paid to or held by Maker or any other person or entity in connection with Leases of all or any portion of the Property which are not applied in accordance with the terms of the applicable Lease or other agreement shall not result in liability under this paragraph (E) unless Maker fails to apply funds (in an amount equal to the funds so misapplied or misappropriated, from funds other than those generated from the operation of the Property) in accordance with the terms of the applicable Lease or other agreement on or before fifteen (15) days after the earlier to occur of (x) Maker’s discovery, or (y) receipt of written notice from Lender, of such intentional misapplication or any misappropriation.  Notwithstanding anything to the contrary contained herein, Maker shall have no liability under this paragraph (E) for the payment of Yield Maintenance in the event Maker transfers the Property to Lender pursuant to a deed-in-lieu agreement in form and substance acceptable to Lender in Lender’s sole but reasonable discretion;

(F)for all obligations set forth in the Loan Documents, including, without limitation, the payment of all principal, interest, and other amounts under this Note, upon any intentional misapplication or any misappropriation (including failure to turn over to Lender on demand following an Event of Default) of (i) Rents and Profits collected in advance, (ii) any funds disbursed to Maker from the Reserves, (iii) funds held by Maker for the benefit of another party, or (iv) any other funds due Lender under the Loan Documents; provided, however, that any such intentional misapplication or any misappropriation of (i) Rents and Profits collected in advance, (ii) any funds disbursed to Maker from the Reserves, (iii) funds held by Maker for the benefit of another party, or (iv) any other funds due Lender under the Loan Documents shall not result in liability under this paragraph (F) unless Maker fails to deposit funds (in an amount equal to the funds so misapplied or misappropriated, from funds other than those generated from the operation of the Property) with Lender on or before fifteen (15) days after the earlier to occur of (x) Maker’s discovery, or (y) receipt of written notice from Lender, of such intentional misapplication or any misappropriation.  Notwithstanding anything to the contrary contained herein, Maker shall have no liability under this paragraph (F) for the payment of Yield Maintenance in the event Maker transfers the Property to Lender pursuant to a deed-in-lieu agreement in form and substance acceptable to Lender in Lender’s sole but reasonable discretion;

(G)for any and all Losses incurred or suffered by Lender and arising out of or in connection with the failure to apply all Rents and Profits received or collected by or on behalf of Maker to the payment of actual operating expenses then due and payable of the Property and, thereafter, to the payment of principal, interest and other amounts due under this Note and the other Loan Documents; provided that the foregoing shall not limit Maker’s right to make distributions to its members or constituent owners following the payment of all operating expenses then due and payable and all amounts then due and payable under this Note and the other Loan Documents so long as no Event of Default shall have occurred and continue to exist;

(H)for any and all Losses incurred or suffered by Lender and arising out of or in connection with (i) waste committed on the Property by, or damage to the Property as a result of the intentional misconduct or gross negligence of Maker or any of Maker's principals, officers, partners, members or managers, any guarantor, any indemnitor or any agent or employee of Maker or any of Maker’s principals, officers, partners, members or managers, or any guarantor, any indemnitor, or (ii) any removal of the Property (or any portion thereof) in violation of the terms of the Loan Documents;

(I)for any and all Losses incurred or suffered by Lender and arising out of or in connection with Maker’s failure to pay any valid taxes, assessments, mechanic's liens, materialmen's liens or other liens which could create liens on any portion of the Property which would be superior to the lien or security title of the Security Instrument or the other Loan Documents, to the full extent of the amount claimed by any such lien claimant, except (1) with respect to any such taxes or assessments, to the extent that funds have been deposited with Lender pursuant to the terms of the Security Instrument specifically for the applicable taxes or assessments, and not applied by Lender to pay such taxes and assessments, and (2) as to any other lienable event, to the extent (x) adequate security therefor has been posted by Maker, or (y) funds have been deposited with Lender pursuant to the terms of the Security Instrument specifically to address such event, and not applied by Lender in accordance with the terms of the Security Instrument; provided, however, that any such failure to pay any valid taxes, assessments, mechanic's liens, materialmen's liens or other liens which could create liens on any portion of the Property which would be superior to the lien or security title of the Security Instrument or the other Loan Documents shall not result in liability under this paragraph (I) unless Maker fails to pay (from funds other than those generated from the operation of the Property) such valid taxes, assessments, mechanic's liens, materialmen's liens or other liens which could create liens on any portion of the Property which would be superior to the lien or security title of the Security Instrument or the other Loan Documents on or before ten (10) days after the earlier to occur of (i) Maker’s discovery, or (ii) receipt of written notice from Lender, of such failure to pay.  Notwithstanding anything to the contrary contained herein, Maker shall have no liability under this paragraph (I) related to any valid taxes or assessments accruing from and after the date which is sixty (60) days after the date Maker offers in writing to transfer the Property to Lender pursuant to a deed-in-lieu agreement in form and substance acceptable to Lender;

(J)for all obligations and indemnities of Maker under the Loan Documents (including, without limitation, the Hazardous Substances Indemnity Agreement) relating to Hazardous Substances or compliance with Environmental Laws to the full extent of any Losses (including, but not limited to, those resulting from diminution in value of any Property) incurred or suffered by Lender and arising out of or in connection with the existence of such Hazardous Substances or failure to comply with Environmental Laws; provided that Maker shall have no liability for any Losses or other obligations of Maker under the Loan Documents arising from Hazardous Substances which are initially placed at, on, about, in, under or within the Property after Lender (or its assignee or designee) or any bona fide third party purchaser takes title to the Property by foreclosure or deed in lieu of foreclosure;

(K)for all obligations set forth in the Loan Documents, including without limitation the payment of all principal, interest, and other amounts under this Note, in the event of any violation of Section 1.36, Section 1.37 or Section 1.38 of the Security Instrument; provided, however, that certain violations of Section 1.36 of the Security Instrument shall not result in liability under this paragraph (K) provided such violations are unintentional violations of a nature that (i) are susceptible to cure (which shall be determined in Lender’s sole but reasonable discretion), (ii) are cured on or before ten (10) days after the earlier to occur of (x) Maker’s discovery, or (y) receipt of written notice from Lender, of such violation, and (iii) do not result in the substantive consolidation of Maker with any other person and/or entity;

(L)for all obligations set forth in the Loan Documents, including, without limitation, the payment of all principal, interest, and other amounts under this Note, in the event of any violation of Section 1.16 of the Security Instrument;

(M)for all obligations set forth in the Loan Documents, including, without limitation, the payment of all principal, interest, and other amounts under this Note, (i) if Maker shall voluntarily file a petition under Title 11 of the U.S. Code (the "Act"), as such Act may from time to time be amended, or under any similar or successor Federal statute relating to bankruptcy, insolvency, arrangements or reorganizations, or under any state bankruptcy or insolvency act, or (ii) if Maker shall file an answer in any involuntary proceeding admitting insolvency or inability to pay debts, or (iii) if Maker shall fail to seek dismissal within ninety (90) days of the filing of any such involuntary proceeding, or fail to obtain a vacation of any such involuntary proceeding within one hundred fifty (150) days of the filing of such involuntary proceeding, or (iv) if any affiliate of Maker initiates or joins in any such involuntary proceeding against Maker, or (v) if Maker shall be adjudged a bankrupt, or if a trustee or receiver shall be appointed for Maker or Maker's property, or (vi) if the Property shall become subject to the jurisdiction of a Federal bankruptcy court or similar state court, or (viii) if Maker shall make an assignment for the benefit of Maker's creditors, or (viii) if there is an attachment, execution or other judicial seizure of any portion of Maker's assets and such seizure is not discharged within ten (10) days; provided, however, that the occurrence of the events described in clause (iii) of this paragraph (M) shall not result in liability under this paragraph (M) provided Maker, prior to the filing of any such involuntary proceeding, has offered to transfer the Property to Lender pursuant to a deed-in-lieu agreement in form and substance acceptable to Lender in Lender’s sole but reasonable discretion;

(N)for all obligations set forth in the Loan Documents, including, without limitation, the payment of all principal, interest, and other amounts under this Note, upon any action by Maker or any guarantor or indemnitor under any indemnity or guaranty executed in connection with the Loan which prevents Lender from lawfully taking possession of the Property after an Event of Default, unless a court of competent jurisdiction shall finally determine that any such action was reasonably taken in a good faith effort to assure Lender complied with Lender’s obligations under the Loan Documents and applicable law;

(O)for any and all Losses incurred or suffered by Lender and arising out of or in connection with any (i) moving or changing of the terms of the Account (as defined in the Lockbox Agreement) to a financial institution other than the Depository (as defined in the Lockbox Agreement) without Lender's prior written approval, or (ii) failing to deposit all funds received from the operation of the Property or otherwise derived from the Maker's ownership of the Property into such lockbox account provided, however, that the commitment of any of the acts referenced in this paragraph (O) shall not result in liability under this paragraph (O) unless (1) in the case of any act referenced in subparagraph (i) of this paragraph (O), Maker fails to obtain Lender’s approval within ten (10) days after such move or change, and (2) in the case of any act referenced in subparagraph (ii) of this paragraph (O), Maker fails to deposit funds (in an amount equal to the funds not so deposited, from funds other than those generated from the operation of the Property) with Lender on or before ten (10) days after the earlier to occur of (x) Maker’s discovery, or (y) receipt of written notice from Lender, of such failure to deposit; and

(P)for any and all Losses incurred or suffered by Lender arising out of or in connection with the payment of all employees' wages, accrued vacation pay, holiday pay, sick leave, bonuses, severance obligations, pension benefits and other benefits, including without limitation, any COBRA rights, earned by and due to or accrued to employees at the Property as of the day prior to the date Lender, or its affiliate, takes title to the Property through a foreclosure under the Security Instrument, or deed in lieu of foreclosure, together with FICA, unemployment and other taxes and benefits due from any employer of such employees, and including COBRA benefits that are due to employees of Maker that the current hotel manager does not hire upon the date of foreclosure or deed in lieu of foreclosure.  Notwithstanding anything to the contrary contained herein, Maker shall have no liability under this paragraph (P) related to payments or rights earned by and due to or accrued to employees at the Property and the taxes or other benefits due from an employer of such employees in association therewith accruing from and after the date which is sixty (60) days after the date Maker offers in writing to transfer the Property to Lender pursuant to a deed-in-lieu agreement in form and substance acceptable to Lender in Lender’s sole but reasonable discretion.

As used in this Section 3, "Losses" shall mean and include any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgment, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damage, of whatever kind or nature (including without limitation, attorneys' fees).

References herein to particular sections of the Loan Documents shall be deemed references to such sections as affected by other provisions of the Loan Documents relating thereto.  Nothing contained in this Section 3 shall (x) be deemed to be a release or impairment of the indebtedness evidenced by this Note or the other obligations of Maker under the Loan Documents or the lien of the Loan Documents upon the Property, or (y) preclude Lender from foreclosing the Loan Documents in case of any Event of Default or from enforcing any of the other rights of Lender except as stated in this Section 3, or (z) release, relieve, reduce, waive, limit or impair in any way whatsoever any obligation of any party to the Indemnity and Guaranty Agreement and Hazardous Substances Indemnity Agreement each of even date herewith executed and delivered in connection with the indebtedness evidenced by this Note.

IT IS EXPRESSLY UNDERSTOOD AND AGREED, WITH RESPECT TO ANY LIABILITY OF MAKER UNDER THIS SECTION 3 PURSUANT TO ANY INDEMNIFICATION PROVISIONS IN THE LOAN DOCUMENTS, THAT SUCH PROVISIONS COULD REQUIRE INDEMNIFICATION BY MAKER FROM CLAIMS OR LOSSES ARISING AS A RESULT OF LENDER’S OWN NEGLIGENCE.

(b)Notwithstanding anything to the contrary in this Note, the Security Instrument or any of the other Loan Documents, Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness evidenced hereby or secured by the Security Instrument or any of the other Loan Documents or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with this Note, the Security Instrument and the other Loan Documents.

4.DEFAULT

(a)It is hereby expressly agreed that should any default occur in the payment of principal or interest as stipulated above and such payment is not made within five (5) days after the date such payment is due (except that no grace or notice period is provided for the payment of principal and interest due on the Maturity Date), or should any ”Default” that remains uncured beyond any applicable notice and cure period or any other "Event of Default" occur under any other Loan Document, then an event of default (an "Event of Default") shall exist hereunder, and in such event the indebtedness evidenced hereby, including all sums advanced or accrued hereunder or under any other Loan Document, and all unpaid interest accrued thereon, any applicable Yield Maintenance and the Exit Fee, shall, at the option of Lender and with notice to Maker, at once become due and payable and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date of maturity.

(b)In the event that any payment is not received by Lender on the date when due (subject to any applicable notice or grace period), then in addition to any payments of interest at the Default Interest Rate (as hereinafter defined) due hereunder and any other amounts due under the Loan Documents, Maker shall also pay to Lender a late charge in an amount equal to five percent (5.0%) of the amount of such overdue payment; provided, however, that no such late charge shall be applicable to the payment due on the Maturity Date.  So long as any Event of Default exists, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby, and at all times after maturity of the indebtedness evidenced hereby (whether by acceleration or otherwise), interest shall accrue on the outstanding principal balance of this Note from (i) the date of the occurrence of any such Event of Default or, in the case of any monetary Event of Default, the due date of the payment giving rise to such Event of Default, through and including (ii) the date such Event of Default is cured or, in the case of any monetary Event of Default, the full amount of the payment due is credited or the outstanding principal amount evidenced hereby, together with all interest accrued and unpaid thereon and all other amounts payable under and with respect to the Loan Documents is paid and credited, at a rate per annum equal to the lesser of (a) four percent (4.0%) in excess of the Note Rate, or (b) the maximum rate of interest, if any, which may be charged or collected from Maker under applicable law (the "Default Interest Rate"), and such default interest shall be immediately due and payable.  Maker acknowledges that it would be extremely difficult or impracticable to determine Lender's actual damages resulting from any late payment or default, and such late charges and default interest are reasonable estimates of those damages and do not constitute a penalty.

(c)The remedies of Lender in this Note or in the Loan Documents, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together in Lender's discretion.  In the event this Note, or any part hereof, is collected by or through an attorney-at-law, Maker agrees to pay all costs of collection including, without limitation reasonable attorneys' fees (including but not limited to appellate fees and fees for all paralegals, legal assistants and other paraprofessionals) and disbursements.  In addition, in connection with any other action arising from or in connection with this Note, the prevailing party shall be entitled to an award of its costs and expenses, including without limitation attorneys' fees and disbursements, incurred or paid before and at trial or any other proceeding which may be instituted, at any tribunal level, and whether or not suit or any other proceeding is instituted.

(d)The indebtedness evidenced by this Note and the obligations created hereby are secured by, among other things, the Security Instrument.  All of the terms and provisions of the Loan Documents are incorporated herein by reference.  Some of the Loan Documents are to be filed for record on or about the date hereof in the appropriate public records.

(e)Time is of the essence with respect to this Note and the provisions herein contained.

5.LIMIT OF VALIDITY

Lender and Maker intend to comply at all times with applicable usury laws.  The provisions of this Note and of all agreements between Maker and Lender, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid to Lender for the use, forbearance or detention of the money loaned under this Note ("Interest") exceed the maximum amount permissible under applicable law.  If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Maker and Lender shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit and if, from any circumstance whatsoever, Lender shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under this Note in the inverse order of its maturity (whether or not then due) or, at the option of Lender, be paid over to Maker, and not to the payment of Interest.  All Interest (including without limitation any amounts or payments deemed to be Interest) paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal balance of this Note so that the Interest thereof for such full period will not exceed the maximum amount permitted by applicable law.  This Section 5 will control all agreements between Maker and Lender.

6.NO WAIVER; AMENDMENT

No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (a) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Lender thereafter to insist upon strict compliance with the terms of this Note, or (b) to prevent the exercise of such right of acceleration or any other right granted hereunder or by any applicable laws; and Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.  No extension of the time for the payment of this Note or any installment due hereunder made by agreement with any person or any guarantor now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Maker under this Note, either in whole or in part, unless Lender agrees otherwise in writing.  This Note may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

7.WAIVERS

Presentment for payment, demand, protest and notice of demand, intent to accelerate, acceleration, protest and nonpayment and all other notices are hereby waived by Maker.  Maker hereby, for itself and any other person or entity claiming by, through, under or on behalf of Maker, further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by the Constitution and laws of the United States of America and of each state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note or the other Loan Documents.

8.USE OF FUNDS

Maker hereby warrants, represents and covenants that no funds disbursed hereunder shall be used for personal, family or household purposes, but only for commercial and business uses and purposes as represented, disclosed and certified to Lender by Maker prior to the date hereof.

9.ENFORCEABILITY

This Note shall be interpreted, construed and enforced according to the laws of the State of Texas (without reference to the conflicts of law rules of the State of Texas).  The terms and provisions hereof shall be binding upon and inure to the benefit of Maker and Lender and their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, which shall include, without limitation, the transferee in a Secondary Market Transaction (as defined in Section 1.22(b) of the Security Instrument), whether by voluntary action of the parties or by operation of law (without implying Lender's consent to any transfer or further encumbering of the Property in violation of Section 1.16 of the Security Instrument).  As used herein, the terms "Maker" and "Lender" shall be deemed to include their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law.  If Maker consists of more than one person or entity, each shall be jointly and severally liable to perform the obligations of Maker under this Note.  All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa.  Titles of articles, sections, clauses and paragraphs are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof.  This Note shall not be construed more strictly against one party than against the other merely by virtue of the fact that this Note may have been physically prepared by one of the parties, or such party's counsel, it being agreed that all parties and their respective counsel have mutually participated in the negotiation and preparation of this Note.  This Note and the other Loan Documents contain the entire agreements between the parties hereto relating to the subject matter hereof and thereof, and all prior agreements relative hereto and thereto which are not contained herein or therein are terminated.  Lender may sell, transfer and deliver the Loan Documents to one or more investors in the secondary mortgage market.  In connection with such sale, Lender may retain or assign responsibility for servicing the Loan or may delegate some or all of such responsibility and/or obligations to a servicer, including, but not limited to, any subservicer or master servicer, on behalf of the investors.  All references to Lender herein shall refer to and include, without limitation, any such servicer, to the extent applicable.

10.UNCONDITIONAL PAYMENT

Maker is and shall be obligated to pay principal, interest and any and all other amounts which become payable hereunder or under the other Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction and without any reduction for counterclaim or setoff.  In the event that at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Maker and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

11.TAXES

Maker shall pay the cost of all revenue, tax or other stamps now or hereafter required by law at any time to be affixed to this Note, to the Security Instrument and/or to any other Loan Document; and if any tax is now or hereafter imposed with respect to notes of the nature of this Note or debts of the nature of the debt evidenced by this Note, Maker agrees to pay to Lender upon demand the amount of such tax, and hereby waives any contrary provision of any law or rule of court now or hereafter in effect.

12.SEVERABILITY

In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.  Furthermore, in the event that the application of any provision of this Note to any person, entity or circumstance shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part, or in any respect, then, and in any event, such invalidity, illegality or unenforceability shall not be deemed to affect the application of such provision to any person or entity or circumstance against whom or which such application is legal, valid and enforceable.

13.EXIT FEE

Upon the Maturity Date (including any acceleration thereof), or upon Maker's prepayment of this Note pursuant to Section 2 hereof, a fee (the "Exit Fee") in the amount of Two Hundred Eighty Thousand Five Hundred Dollars ($280,500) shall be due and payable by Maker to Lender in cash or immediately available funds; provided, however, that if the Loan is prepaid (i) prior to April 21, 2017, such Exit Fee shall be reduced to Two Hundred Twenty-Four Thousand Four Hundred Dollars ($224,400), and (ii) prior to April 21, 2016, such Exit Fee shall be reduced to One Hundred Sixty-Eight Thousand Three Hundred Dollars ($168,300).

[THIS PAGE INTENTIONALLY LEFT BLANK]

TO THE EXTENT THE YIELD MAINTENANCE OR THE EXIT FEE IS DEEMED IN WHOLE OR IN PART TO CONSTITUTE A CHARGE, FEE OR PENALTY FOR PREPAYMENT OF THE LOAN (ALTHOUGH NOT INTENDED AS SUCH), MAKER HEREBY EXPRESSLY (A) WAIVES ANY RIGHTS MAKER MAY HAVE UNDER APPLICABLE LAW TO PREPAY THIS NOTE, IN WHOLE OR IN PART, WITHOUT PENALTY, UPON ACCELERATION OF THE MATURITY DATE OF THIS NOTE, AND (B) AGREES THAT, IF, FOR ANY REASON, A PREPAYMENT OF ANY OR ALL OF THIS NOTE IS MADE, UPON OR FOLLOWING ANY ACCELERATION OF THE MATURITY DATE OF THIS NOTE BY LENDER ON ACCOUNT OF ANY DEFAULT BY MAKER UNDER THIS NOTE, THE SECURITY INSTRUMENT, OR ANY OTHER DOCUMENT SECURING THIS NOTE, INCLUDING, BUT NOT LIMITED TO, ANY TRANSFER, DISPOSITION OR FURTHER ENCUMBRANCE AS PROHIBITED OR RESTRICTED HEREIN AND BY THE SECURITY INSTRUMENT, THEN MAKER SHALL BE OBLIGATED TO PAY, CONCURRENTLY THEREWITH, THE EXIT FEE AND THE YIELD MAINTENANCE THAT WOULD THEN BE DUE.  BY INITIALING THIS PROVISION IN THE SPACE PROVIDED BELOW, MAKER HEREBY DECLARES THAT LENDER'S AGREEMENT TO MAKE THE LOAN EVIDENCED BY THIS NOTE AT THE INTEREST RATE AND FOR THE TERM SET FORTH IN THIS NOTE CONSTITUTES ADEQUATE CONSIDERATION, GIVEN INDIVIDUAL WEIGHT BY MAKER, FOR THIS WAIVER AND AGREEMENT.

14.SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL

(a)MAKER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (i) SUBMITS TO PERSONAL JURISDICTION IN TEXAS OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS NOTE OR ANY OTHER OF THE LOAN DOCUMENTS, (ii) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION OVER THE COUNTY IN WHICH THE LAND IS LOCATED, (iii) SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND (iv) TO THE FULLEST EXTENT PERMITTED BY LAW, AGREES THAT MAKER WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM WITH RESPECT TO THIS NOTE (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM).  MAKER FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO MAKER AT THE ADDRESS FOR NOTICES DESCRIBED IN SECTION 4.5 OF THE SECURITY INSTRUMENT, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

(b)LENDER AND MAKER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVE, RELINQUISH AND FOREVER FORGO THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED

UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS NOTE OR ANY CONDUCT, ACT OR OMISSION, BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS NOTE, OF LENDER OR MAKER, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR MAKER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  LENDER AND MAKER EACH HEREBY CERTIFY THAT NONE OF THE REPRESENTATIVES, AGENTS OR ATTORNEYS OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAVIER OF RIGHT TO JURY TRIAL PROVISION.  MAKER ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE LENDER'S MAKING THE LOAN TO MAKER.

[END OF TEXT; SIGNATURE FOLLOWS ON NEXT PAGE]

IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written.

"MAKER"

PHG SAN ANTONIO, LLC,
a Georgia limited liability company

By:Peachtree Hotel Group II, LLC,
a Georgia limited liability company
Its Manager

By:_/s/ Gregory M. Friedman_______________
Name: Gregory M. Friedman
Its:  Manager

[SIGNATURE PAGE TO PROMISSORY NOTE]

SCHEDULE 1(a)(ii)

AMORTIZATION SCHEDULE

Month	Principal
May, 2016	$12,000
June, 2016	$12,000
July, 2016	$12,000
August, 2016	$12,000
September, 2016	$12,000
October, 2016	$12,000
November, 2016	$12,000
December, 2016	$12,000
January, 2017	$12,000
February, 2017	$12,000
March, 2017	$12,000
April, 2017	$12,000
May, 2017	$12,000
June, 2017	$12,000
July, 2017	$12,000
August, 2017	$12,000
September, 2017	$12,000
October, 2017	$12,000
November, 2017	$12,000
December, 2017	$12,000
January, 2018	$12,000
February, 2018	$12,000
March, 2018	$12,000
April, 2018	$12,000
May, 2018	$12,000
June, 2018	$12,000
July, 2018	$12,000
August, 2018	$12,000
September, 2018	$12,000
October, 2018	$12,000
November, 2018	$12,000
December, 2018	$12,000
January, 2019	$12,000
February, 2019	$12,000
March, 2019 April 2019	$12,000 $12,000